Listing Report:Supplement No. 128 dated Aug 27, 2013 to Prospectus dated Jun 13, 2013
File pursuant to Rule 424(b)(3)
Registration Statement Nos. 333-179941 and 333-179941-01
Prosper Funding LLC
Borrower Payment Dependent Notes

Prosper Marketplace, Inc.
PMI Management Rights
This Listing Report supplements the prospectus dated Jun 13, 2013 and provides information about each loan request (referred to as a "listing") and series of Borrower Payment Dependent Notes (the "Notes") Prosper Funding LLC is currently offering. Prospective investors should read this Listing Report supplement together with the prospectus dated Jun 13, 2013 to understand the terms and conditions of the Notes and how they are offered, as well as the risks of investing in Notes. As described in the prospectus dated Jun 13, 2013, each Note will come attached with a PMI Management Right issued by Prosper Marketplace, Inc.
The following series of Notes are currently being offered:
Borrower Payment Dependent Notes Series 832493
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$20,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$14,000	Estimated loss*:	0.74%
Term:	36 months

Lender yield:	5.04%	Borrower rate/APR:	6.04% / 6.72%	Monthly payment:	$608.80

Lender servicing fee:	1.00%	Effective Yield*:	4.99%
		Estimated return*:	4.25%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Oct-1986	Debt/Income ratio:	23%
Credit score:	840-859 (Aug-2013)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	12 / 12	Length of status:	14y 1m
Amount delinquent:	$0	Total credit lines:	36	Occupation:	Doctor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,362	Stated income:	$100,000+
Delinquencies in last 7y:	1	Bankcard utilization:	12%
		Homeownership:	Yes
Screen name:	blue-thrifty-bazaar	Borrower's state:	Montana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan: Pay off high interest rate credit
This loan will be used to...Pay off unsecured, higher interest debt and have a set payoff time frame.

My financial situation:
I am a good candidate for this loan because...I pay off my responsibilities and am now smarter about my spending than I used to be.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 870519
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,500	Estimated loss*:	13.25%
Term:	36 months

Lender yield:	26.86%	Borrower rate/APR:	27.86% / 31.79%	Monthly payment:	$103.22

Lender servicing fee:	1.00%	Effective Yield*:	24.47%
		Estimated return*:	11.22%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Dec-1999	Debt/Income ratio:	30%
Credit score:	620-639 (Aug-2013)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	21 / 21	Length of status:	1y 3m
Amount delinquent:	$3,811	Total credit lines:	46	Occupation:	Engineer - Mechanic...
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$10,137	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	69%
		Homeownership:	No
Screen name:	cerebral-dinero6	Borrower's state:	Ohio	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	12 ( 100% )	620-639 (Latest)
Principal borrowed:	$4,000.00	< 31 days late:	0 ( 0% )	660-679 (Aug-2012)
Principal balance:	$3,027.01	31+ days late:	0 ( 0% )
Total payments billed:	12
Description
Debt consolidation
Purpose of loan: Debit Consolidation, and a class for a certification
This loan will be used to...

My financial situation: Good, no issues over the last 6 years.
I am a good candidate for this loan because...

Monthly net income: $ 4700
Monthly expenses: $
Housing: $ 725
Insurance: $ 105
Car expenses: $ 424
Utilities: $ 120
Phone, cable, internet: $ 105
Food, entertainment: $ 200
Clothing, household expenses: $ 100
Credit cards and other loans: $ 200
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 874043
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	11.75%
Term:	60 months

Lender yield:	26.36%	Borrower rate/APR:	27.36% / 30.00%	Monthly payment:	$461.26

Lender servicing fee:	1.00%	Effective Yield*:	24.10%
		Estimated return*:	12.35%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Dec-1984	Debt/Income ratio:	10%
Credit score:	680-699 (Aug-2013)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	17y 0m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Pharmacist
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$107,126	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	99%
		Homeownership:	Yes
Screen name:	pragmatist387	Borrower's state:	Missouri	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business Acquision
Purpose of loan: Help towards buying a Pharmacy
This loan will be used to...part of the good faith monies until my rentals sell

My financial situation: Great
I am a good candidate for this loan because...I have been a pharmacist for 30+ years and have worked 16+ years at my current job. I pay my bills and this will increase our over all net income

Monthly net income: $ 11,750
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 877619
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	5.74%
Term:	36 months

Lender yield:	15.39%	Borrower rate/APR:	16.39% / 20.05%	Monthly payment:	$530.25

Lender servicing fee:	1.00%	Effective Yield*:	14.52%
		Estimated return*:	8.78%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Sep-1989	Debt/Income ratio:	28%
Credit score:	660-679 (Aug-2013)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	17 / 15	Length of status:	5y 5m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$9,365	Stated income:	$100,000+
Delinquencies in last 7y:	28	Bankcard utilization:	49%
		Homeownership:	No
Screen name:	disummit	Borrower's state:	Minnesota	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	0 / 3	On-time:	41 ( 77% )	660-679 (Latest)
Principal borrowed:	$18,000.00	< 31 days late:	1 ( 2% )	600-619 (May-2012) 600-619 (Apr-2011) 660-679 (Sep-2007)
Principal balance:	$0.09	31+ days late:	11 ( 21% )
Total payments billed:	53
Description
Auto
No description is available.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 880767
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	4.74%
Term:	60 months

Lender yield:	14.19%	Borrower rate/APR:	15.19% / 17.52%	Monthly payment:	$238.90

Lender servicing fee:	1.00%	Effective Yield*:	13.50%
		Estimated return*:	8.76%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jan-1991	Debt/Income ratio:	29%
Credit score:	700-719 (Aug-2013)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	19 / 19	Length of status:	35y 2m
Amount delinquent:	$2,022	Total credit lines:	36	Occupation:	Administrative Assi...
Public records last 12m / 10y:	0/ 3	Revolving credit balance:	$11,932	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	7	Bankcard utilization:	62%
		Homeownership:	No
Screen name:	p2ploan-creature3	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $5,434
Monthly expenses:
Housing: $1,850.00
Insurance: $258
Car expenses: $303
Utilities: $300
Phone, cable, internet: $400
Food, entertainment: $600
Clothing, household expenses: $100
Credit cards and other loans: $600
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 880923
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	10.25%
Term:	36 months

Lender yield:	22.46%	Borrower rate/APR:	23.46% / 27.29%	Monthly payment:	$155.80

Lender servicing fee:	1.00%	Effective Yield*:	20.64%
		Estimated return*:	10.39%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Jul-2003	Debt/Income ratio:	29%
Credit score:	680-699 (Aug-2013)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 11	Length of status:	21y 4m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,965	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	34%
		Homeownership:	No
Screen name:	market-viola385	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
debt consolidation
Purpose of loan:
This loan will be used to...help my daughter with rent and debt

My financial situation: Wells Fargo Bank
I am a good candidate for this loan because...I have a very good job, steady income and will repay on time every month without fail

Monthly net income: $ 2984.00
Monthly expenses: $
Housing: $ 230.00
Insurance: $
Car expenses: $ 338
Utilities: $ 40
Phone, cable, internet: $ 54.00
Food, entertainment: $ 30
Clothing, household expenses: $
Credit cards and other loans: $ 560
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 880959
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	HR	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	15.75%
Term:	36 months

Lender yield:	30.34%	Borrower rate/APR:	31.34% / 35.36%	Monthly payment:	$172.76

Lender servicing fee:	1.00%	Effective Yield*:	27.60%
		Estimated return*:	11.85%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Oct-1992	Debt/Income ratio:	555%
Credit score:	680-699 (Aug-2013)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	17y 4m
Amount delinquent:	$0	Total credit lines:	25	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$3,342	Stated income:	$1-$24,999
Delinquencies in last 7y:	0	Bankcard utilization:	52%
		Homeownership:	Yes
Screen name:	emphatic-benjamins540	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Prosper Activity
Loan history		Payment history		Credit score history
Active / total loans:	1 / 1	On-time:	9 ( 100% )	680-699 (Latest)
Principal borrowed:	$7,500.00	< 31 days late:	0 ( 0% )	720-739 (Oct-2012)
Principal balance:	$6,868.47	31+ days late:	0 ( 0% )
Total payments billed:	9
Description
Debt consolidation
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...I have been showing good faith paying on my loan and I will continue to show good faith. I have a secure job that I have been at for 12 years and I just received a raise.

Monthly net income: $1200.00
Monthly expenses: $900.00
Housing: $650.00
Insurance: $150.00
Car expenses: $300.00
Utilities: $75.00
Phone, cable, internet: $150.00
Food, entertainment: $150.00
Clothing, household expenses: $n/a
Credit cards and other loans: $200.00
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 881019
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	9.75%
Term:	36 months

Lender yield:	21.72%	Borrower rate/APR:	22.72% / 26.53%	Monthly payment:	$154.26

Lender servicing fee:	1.00%	Effective Yield*:	20.00%
		Estimated return*:	10.25%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1987	Debt/Income ratio:	11%
Credit score:	740-759 (Aug-2013)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	5 / 4	Length of status:	13y 6m
Amount delinquent:	$0	Total credit lines:	22	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,501	Stated income:	$100,000+
Delinquencies in last 7y:	10	Bankcard utilization:	11%
		Homeownership:	No
Screen name:	compassion-sensai9	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
kill debt
Purpose of loan: loan consolidation
This loan will be used to...pay off loans

My financial situation:
I am a good candidate for this loan because...i pay my bills and will save 700 monthly by paying off this $4000 loan immediately

Monthly net income: $7200
Monthly expenses: $6600
Housing: $1450
Insurance: $160
Car expenses: $350
Utilities: $600
Phone, cable, internet: $300
Food, entertainment: $350
Clothing, household expenses: $200
Credit cards and other loans: $1100
Other expenses: $400
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 881237
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	14.75%
Term:	36 months

Lender yield:	29.06%	Borrower rate/APR:	30.06% / 34.05%	Monthly payment:	$169.94

Lender servicing fee:	1.00%	Effective Yield*:	26.43%
		Estimated return*:	11.68%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Sep-2003	Debt/Income ratio:	50%
Credit score:	680-699 (Aug-2013)	Inquiries last 6m:	4	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	11y 4m
Amount delinquent:	$0	Total credit lines:	31	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$7,901	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	69%
		Homeownership:	Yes
Screen name:	first-exuberant-loan	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...I have a job that I have been at for 12 years and I am financially secure

Monthly net income: $1250.00
Monthly expenses: $
Housing: $650.00
Insurance: $
Car expenses: $100
Utilities: $150
Phone, cable, internet: $150
Food, entertainment: $200
Clothing, household expenses: $
Credit cards and other loans: $500
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 881283
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$15,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$10,500	Estimated loss*:	8.24%
Term:	36 months

Lender yield:	19.49%	Borrower rate/APR:	20.49% / 24.25%	Monthly payment:	$561.21

Lender servicing fee:	1.00%	Effective Yield*:	18.08%
		Estimated return*:	9.84%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	May-1999	Debt/Income ratio:	26%
Credit score:	640-659 (Aug-2013)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	10 / 9	Length of status:	6y 1m
Amount delinquent:	$0	Total credit lines:	45	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$9,171	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	20	Bankcard utilization:	95%
		Homeownership:	No
Screen name:	red-auction-haven	Borrower's state:	Wisconsin	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan: debt consolidation
This loan will be used to...pay off all credit cards and small loans

My financial situation: great now
I am a good candidate for this loan because...have secure job as locomotive engineer with the largest railroad in the country...make a good wage, just looking to have one payment so can cut up credit cards

Monthly net income: $7200
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 881623
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	6.24%
Term:	60 months

Lender yield:	17.74%	Borrower rate/APR:	18.74% / 21.16%	Monthly payment:	$257.98

Lender servicing fee:	1.00%	Effective Yield*:	16.68%
		Estimated return*:	10.44%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jul-1998	Debt/Income ratio:	Not calculated
Credit score:	680-699 (Aug-2013)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 9	Length of status:	14y 0m
Amount delinquent:	$0	Total credit lines:	71	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$15,544	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	No
Screen name:	blissful-peso494	Borrower's state:	Arkansas	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Interest Rate Reduction
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 881677
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$2,500.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$2,500	Estimated loss*:	8.99%
Term:	36 months

Lender yield:	20.59%	Borrower rate/APR:	21.59% / 25.37%	Monthly payment:	$94.95

Lender servicing fee:	1.00%	Effective Yield*:	19.03%
		Estimated return*:	10.04%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Mar-1996	Debt/Income ratio:	Self-employed (DTI Not Calculated)
Credit score:	700-719 (Aug-2013)	Inquiries last 6m:	0	Employment status:	Self-employed
Now delinquent:	0	Current / open credit lines:	16 / 16	Length of status:	9y 11m
Amount delinquent:	$0	Total credit lines:	32	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$4,448	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	72%
		Homeownership:	No
Screen name:	point-trailblazer7	Borrower's state:	Mississippi	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Cleaning Equipment
Purpose of loan: Cleaning Equipment
This loan will be used to... Purchase Cleaning Equipment

My financial situation: Its good. Just needed other equipment for a job
I am a good candidate for this loan because...I will repay it on time and I am working diligently to build my credit in the process.

Monthly net income: $ 4,500
Monthly expenses: $ 2,700
Housing: $800
Insurance: $200
Car expenses: $300
Utilities: $250
Phone, cable, internet: $100
Food, entertainment: $200
Clothing, household expenses: $100
Credit cards and other loans: $85
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 881767
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$4,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$2,800	Estimated loss*:	9.25%
Term:	36 months

Lender yield:	20.99%	Borrower rate/APR:	21.99% / 25.78%	Monthly payment:	$152.74

Lender servicing fee:	1.00%	Effective Yield*:	19.37%
		Estimated return*:	10.12%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Aug-2006	Debt/Income ratio:	3%
Credit score:	740-759 (Aug-2013)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	2 / 1	Length of status:	6y 8m
Amount delinquent:	$0	Total credit lines:	4	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$79	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	2%
		Homeownership:	No
Screen name:	reasonable-benjamins7	Borrower's state:	NewJersey	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 874722
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$12,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$8,400	Estimated loss*:	1.99%
Term:	36 months

Lender yield:	7.49%	Borrower rate/APR:	8.49% / 9.84%	Monthly payment:	$378.75

Lender servicing fee:	1.00%	Effective Yield*:	7.31%
		Estimated return*:	5.32%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	Nov-1989	Debt/Income ratio:	21%
Credit score:	760-779 (Aug-2013)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	20 / 16	Length of status:	8y 0m
Amount delinquent:	$0	Total credit lines:	38	Occupation:	Truck Driver
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$20,868	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	21%
		Homeownership:	Yes
Screen name:	loan-demon172	Borrower's state:	Michigan	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to...pay off all credit cards

My financial situation:
I am a good candidate for this loan because..I pay on time and I have good established credit.
Have paid off car loans and personal loans as well..
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 879488
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$20,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$14,000	Estimated loss*:	8.24%
Term:	60 months

Lender yield:	21.09%	Borrower rate/APR:	22.09% / 24.59%	Monthly payment:	$553.40

Lender servicing fee:	1.00%	Effective Yield*:	19.57%
		Estimated return*:	11.33%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Mar-1992	Debt/Income ratio:	12%
Credit score:	740-759 (Aug-2013)	Inquiries last 6m:	3	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	10 / 10	Length of status:	17y 1m
Amount delinquent:	$0	Total credit lines:	34	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$184,359	Stated income:	$100,000+
Delinquencies in last 7y:	13	Bankcard utilization:	85%
		Homeownership:	Yes
Screen name:	pious-payout0	Borrower's state:	Maryland	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to consolidate loans and provide more financial stability for my family.

My financial situation:
I am a good candidate for this loan because I make $225K+ and can support the monthly payment.

Monthly net income: ~$12,000
Monthly expenses: ~$10,000
Housing: $2600
Insurance: $150
Car expenses: $200
Utilities: $400
Phone, cable, internet: $500
Food, entertainment: $1000
Clothing, household and other expenses (incl medical/dental): $1000
Educational: $1500
Credit cards and other loans: $2500
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 879952
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$20,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$20,000	Estimated loss*:	5.74%
Term:	60 months

Lender yield:	16.69%	Borrower rate/APR:	17.69% / 20.08%	Monthly payment:	$504.50

Lender servicing fee:	1.00%	Effective Yield*:	15.75%
		Estimated return*:	10.01%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Jul-2002	Debt/Income ratio:	11%
Credit score:	680-699 (Aug-2013)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 6	Length of status:	0y 10m
Amount delinquent:	$0	Total credit lines:	26	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$8,158	Stated income:	$100,000+
Delinquencies in last 7y:	3	Bankcard utilization:	70%
		Homeownership:	Yes
Screen name:	wealth-renaissance0	Borrower's state:	Georgia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Business-Vehicle Storage
Purpose of loan: Business Start-up
This loan will be used to... secure several avenues of advertising and marketing within the community where we will be located. Additionally funds will be used to purchase equipment and supplies.

My financial situation:
I am a good candidate for this loan because... I will be investing my own money as well. I will also maintain a day-job with a reputable defense contractor that employes me for overseas logistical work.

Monthly net income: $ 11,032 (pre-tax)
Monthly expenses: $ 2,480
Housing: $ 542
Insurance: $1200
Car expenses: $582
Utilities: $ 40.00
Phone, cable, internet: $150
Food, entertainment: $30
Clothing, household expenses: $400
Credit cards and other loans: $210
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 880310
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$20,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$14,000	Estimated loss*:	1.99%
Term:	36 months

Lender yield:	7.49%	Borrower rate/APR:	8.49% / 9.84%	Monthly payment:	$631.26

Lender servicing fee:	1.00%	Effective Yield*:	7.31%
		Estimated return*:	5.32%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	9	First credit line:	May-1992	Debt/Income ratio:	12%
Credit score:	800-819 (Aug-2013)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 8	Length of status:	10y 8m
Amount delinquent:	$0	Total credit lines:	15	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$125,061	Stated income:	$100,000+
Delinquencies in last 7y:	0	Bankcard utilization:	56%
		Homeownership:	Yes
Screen name:	euro-cadence715	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
building a commercial kitchen
I own a coffeehouse, bakery and catering business in New Haven, CT. Over the last four years, we have experienced tremendous revenue growth:

2009-2010 = 12% increase
2010-2011 = 21% increase
2011-2012 = 17% increase
for the 2013 year, we are on course to hit another double-digit growth year.

We have effectively reached our production threshold in our current kitchen facilities (in the basement of the coffeehouse). My staff of five bakers/caterers are crammed into a space about 10ft x 15ft for all production.

I wish to use the money to build out a new commercial kitchen. I have found a space nearby with 2000 square feet of space to work with. This will give us plenty of production space for future growth. It will cost about $30,000 to renovate the space for kitchen use, and I'll need to invest an additional $10,000 for new equipment, for a total price tag of $40,000. I am requesting a $20,000 loan, and I will provide the other $20,000 from my savings.

I believe moving to this space will result in solid cost savings. First, with more space to work, my staff will be more efficient with their time, and should be able to produce more output in less time. Second, with more space, I'll be able to make more products from scratch - products that we currently purchase from outside vendors because we do not have the production space. These include bagels, baguettes, high end pastries etc. By producing these products in-house, it will reduce my cost basis on these products, increasing the profit margin. Third, we currently rent storage space near the coffeehouse for $700 per month, plus two parking spaces for an additional $300 per month. The new space rents out for $950 per month, so this additional expense will be offset by not needing the parking nor the storage space any longer. Fourth, with the additional production capacity, it will be possible to produce baked goods for other retail establishments in the area - opening up a new income stream and reducing the cost basis for the baked goods I sell out of the coffeehouse and in the catering business (fixed costs spread across more product reduces the cost basis on a per-item basis).

If you are assessing whether or not I'd be a good credit risk, it should boil down to three things:

1. Do I have a history of paying back my bills. Answer - absolutely. I have excellent credit for a reason. I have paid back every loan I've ever had. As a businessman, I'd be crazy not to. I need credit to grow my business - now and in the future. If I dont pay loans back now, that could jeopardize my future ability to get credit when I need to grow again.

2. Do I know how to run this type of business profitably? I have been in the coffeehouse trade for 11 years. Over the last four years, I have grown the business by double-digit rates... during a time when the US economy was barely scratching along. I also act as a mentor, helping other people who are interested in starting a coffeehouse (you can check out my website www.coffeehouseguy.com). My coffeehouse consulting business is currently slated to be featured on the front page of the New York Times Business Section on Sunday, Sept 15th. In short, I have a strong history of running this business profitably, and this investment will allow me to grow more, cut my costs and generate higher profit margins than I have in the past, which will make it easy to pay the loan back.

3. Is there any risk that my customer base will disappear? No. There is little risk that my customer base will disappear, because my primary customer (Yale University) is not going anywhere. Furthermore, I have barely scratched the surface of Yale's catering potential. 90% of my catering is done for just three of Yale's schools. There are at least a dozen other Yale graduate programs that I have not even tried to get into yet -
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 880464
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$20,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$14,000	Estimated loss*:	5.49%
Term:	36 months

Lender yield:	14.99%	Borrower rate/APR:	15.99% / 19.65%	Monthly payment:	$703.04

Lender servicing fee:	1.00%	Effective Yield*:	14.17%
		Estimated return*:	8.68%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Nov-1991	Debt/Income ratio:	17%
Credit score:	780-799 (Aug-2013)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	5 / 5	Length of status:	13y 11m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Police Officer/Corr...
Public records last 12m / 10y:	0/ 2	Revolving credit balance:	$1,932	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	4	Bankcard utilization:	18%
		Homeownership:	Yes
Screen name:	punctual-yield4	Borrower's state:	California	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Home improvement
Purpose of loan:
This loan will be used to...For Home Improvements.

My financial situation:
I am a good candidate for this loan because...I have a secure, stable job, also my wife is employed with a secure stable job, we both work for the Dept. Of Corrections, also I make all my payments on time, that is very important to me.

Monthly net income: $4799.16
Monthly expenses: $2800.00
Housing: $2011.00
Insurance: $0
Car expenses: $0
Utilities: $0
Phone, cable, internet: $0
Food, entertainment: $300.00
Clothing, household expenses: $100.00
Credit cards and other loans: $0
Other expenses: $0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 880926
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$4,900	Estimated loss*:	10.75%
Term:	36 months

Lender yield:	23.19%	Borrower rate/APR:	24.19% / 28.03%	Monthly payment:	$275.33

Lender servicing fee:	1.00%	Effective Yield*:	21.26%
		Estimated return*:	10.51%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Feb-1995	Debt/Income ratio:	44%
Credit score:	660-679 (Aug-2013)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	11 / 11	Length of status:	12y 10m
Amount delinquent:	$0	Total credit lines:	28	Occupation:	Other
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$3,771	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	18	Bankcard utilization:	37%
		Homeownership:	No
Screen name:	cash-canary6	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
medical/credit debt
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $
Monthly expenses: $
Housing: $
Insurance: $
Car expenses: $
Utilities: $
Phone, cable, internet: $
Food, entertainment: $
Clothing, household expenses: $
Credit cards and other loans: $
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 880940
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$7,500.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$5,250	Estimated loss*:	8.74%
Term:	36 months

Lender yield:	20.24%	Borrower rate/APR:	21.24% / 25.01%	Monthly payment:	$283.49

Lender servicing fee:	1.00%	Effective Yield*:	18.73%
		Estimated return*:	9.99%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Feb-2002	Debt/Income ratio:	21%
Credit score:	680-699 (Aug-2013)	Inquiries last 6m:	2	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 7	Length of status:	8y 11m
Amount delinquent:	$0	Total credit lines:	11	Occupation:	Other
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$10,186	Stated income:	$50,000-$74,999
Delinquencies in last 7y:	0	Bankcard utilization:	73%
		Homeownership:	No
Screen name:	kinetic-loyalty83	Borrower's state:	NewYork	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan: Debt consolidation
This loan will be used to...Pay off credit cards

My financial situation: good
I am a good candidate for this loan because...As my credit report shows, i will pay all my debits.

Monthly net income: $5400
Monthly expenses: $2400
Housing: $0
Insurance: $0
Car expenses: $322
Utilities: $85
Phone, cable, internet: $170
Food, entertainment: $300
Clothing, household expenses: $125
Credit cards and other loans: $600
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 881024
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$3,000.00	Prosper Rating:	E	Listing Duration:	14 days
Minimum Amount to Fund:	$2,100	Estimated loss*:	13.25%
Term:	60 months

Lender yield:	28.16%	Borrower rate/APR:	29.16% / 31.85%	Monthly payment:	$95.52

Lender servicing fee:	1.00%	Effective Yield*:	25.66%
		Estimated return*:	12.41%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	2	First credit line:	Mar-1993	Debt/Income ratio:	14%
Credit score:	680-699 (Aug-2013)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	1	Current / open credit lines:	8 / 7	Length of status:	2y 0m
Amount delinquent:	$684	Total credit lines:	37	Occupation:	Professional
Public records last 12m / 10y:	0/ 1	Revolving credit balance:	$1,418	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	1	Bankcard utilization:	38%
		Homeownership:	No
Screen name:	payment-loyalist	Borrower's state:	Florida	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Travel
Purpose of loan:
Used to help me with family travel expenses to attend Daughter's graduation from Naval training in Chicago .....requiring Flight/Hotel/Rental Car
My financial situation:
I am a good candidate for this loan because I pay my bills responsibly...and will only carry loan for as long as I need....I will pay more monthly leading up to early pay back.

Monthly net income: $6,000
Monthly expenses: $4,000

Housing: $1000
Insurance: $150
Car expenses: $1000
Utilities: $300
Phone, cable, internet: $180
Food, entertainment: $ 400
Clothing, household expenses: $200
Credit cards and other loans: $550
Other expenses: $ 465
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 881068
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$14,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$9,800	Estimated loss*:	5.24%
Term:	36 months

Lender yield:	14.59%	Borrower rate/APR:	15.59% / 19.24%	Monthly payment:	$489.37

Lender servicing fee:	1.00%	Effective Yield*:	13.82%
		Estimated return*:	8.58%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	4	First credit line:	Jun-2000	Debt/Income ratio:	26%
Credit score:	680-699 (Aug-2013)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	14 / 12	Length of status:	1y 11m
Amount delinquent:	$0	Total credit lines:	49	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$9,089	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	98%
		Homeownership:	No
Screen name:	favorite-trade33	Borrower's state:	Washington	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Consolidation: Getting to Debt Free
Purpose of loan:
This loan will be used to consolidate all consumer debt

My financial situation:
I am a good candidate for this loan because I am in a position where I'm earning a good income and very responsible with my finances but find it frustrating to be paying bad interest rates on old credit card days prior to getting my financial situation in order a couple of years ago. After this loan is payed off, I will be debt free other than about 30k of graduate school loans.
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 881270
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	B	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	5.49%
Term:	60 months

Lender yield:	15.99%	Borrower rate/APR:	16.99% / 19.36%	Monthly payment:	$248.47

Lender servicing fee:	1.00%	Effective Yield*:	15.12%
		Estimated return*:	9.63%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	6	First credit line:	Nov-2000	Debt/Income ratio:	17%
Credit score:	680-699 (Aug-2013)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	7 / 6	Length of status:	17y 11m
Amount delinquent:	$0	Total credit lines:	13	Occupation:	Skilled Labor
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$6,788	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	92%
		Homeownership:	Yes
Screen name:	justice-assembler3	Borrower's state:	Indiana	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to...Pay off all credit cards and help my Daughter purchase a used car.

My financial situation:
I am a good candidate for this loan because...I have worked 18 yrs. for the same employer. The combined Credit card payments are higher than this loan payment will be.

Monthly net income: $2230.00
Monthly expenses: $
Housing: $537.47
Insurance: $91.00
Car expenses: $0.00
Utilities: $224.00
Phone, cable, internet: $290.00
Food, entertainment: $200.00
Clothing, household expenses: $0.00
Credit cards and other loans: $320.00
Other expenses: $
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 881276
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	AA	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	0.74%
Term:	36 months

Lender yield:	5.04%	Borrower rate/APR:	6.04% / 6.72%	Monthly payment:	$304.40

Lender servicing fee:	1.00%	Effective Yield*:	4.99%
		Estimated return*:	4.25%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	10	First credit line:	Apr-1983	Debt/Income ratio:	32%
Credit score:	800-819 (Aug-2013)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	16 / 16	Length of status:	1y 1m
Amount delinquent:	$0	Total credit lines:	23	Occupation:	Clergy
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$12,053	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	14%
		Homeownership:	No
Screen name:	soulful-community7	Borrower's state:	NorthCarolina	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt Consolidation
Purpose of loan:
This loan will be used to...consolidate several loans into one payment with low interest rate

My financial situation:
I am a good candidate for this loan because...I am in my 29th year of ministry and second year at my current appointment (Brevard First United Methodist Church). My current compensation package (which includes housing and benefits) is $114,000 annually. I have a low debt/credit ratio and a FICO score of 851 (according to the dealership where I turned in a leased car and leased a new one this past week).
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 881464
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	D	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	9.25%
Term:	60 months

Lender yield:	22.59%	Borrower rate/APR:	23.59% / 26.13%	Monthly payment:	$285.30

Lender servicing fee:	1.00%	Effective Yield*:	20.85%
		Estimated return*:	11.60%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	3	First credit line:	Apr-1986	Debt/Income ratio:	33%
Credit score:	740-759 (Aug-2013)	Inquiries last 6m:	0	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	8 / 7	Length of status:	25y 10m
Amount delinquent:	$0	Total credit lines:	35	Occupation:	Social Worker
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$19,295	Stated income:	$25,000-$49,999
Delinquencies in last 7y:	0	Bankcard utilization:	51%
		Homeownership:	Yes
Screen name:	value-kangaroo529	Borrower's state:	Virginia	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to..consolidate existing credit cards and closing them out, card services, macy's and discover plus pay down on lowe's.

My financial situation:
I am a good candidate for this loan because...I pay my bills on time each and every month. I will finish paying a bank loan December 2013, which will ease up monthy income, plus insure loan payment to Prosper thru bank draft monthly

Monthly net income: $2500.00
Monthly expenses: $2062.25
Housing: $1042.00
Insurance: $ included in house payment
Car expenses: $54.25 monthly( 651.00 yearly for car insurance no car payments)
Utilities: $100.00 monthly
Phone, cable, internet: $130.00 monthly
Food, entertainment: $ 100.00
Clothing, household expenses: $100.00
Credit cards and other loans: $ 536.00
Other expenses: $ 0
Information in the Description is not verified.
Borrower Payment Dependent Notes Series 881626
The following information pertains to the borrower loan being requested, that corresponds to the series of Notes to be issued upon the funding of the borrower loan, in the event the listing receives commitments to purchase Notes in an amount that equals or exceeds the minimum amount required for the loan to fund.
Amount:	$10,000.00	Prosper Rating:	C	Listing Duration:	14 days
Minimum Amount to Fund:	$7,000	Estimated loss*:	8.74%
Term:	36 months

Lender yield:	20.24%	Borrower rate/APR:	21.24% / 25.01%	Monthly payment:	$377.98

Lender servicing fee:	1.00%	Effective Yield*:	18.73%
		Estimated return*:	9.99%
* Estimated loss is the estimated principal loss on charge-offs. Effective yield is equal to the borrower interest rate: (i) minus the servicing fee rate, (ii) minus estimated uncollected interest on charge-offs, (iii) plus estimated collected late fees. Effective yield, Estimated loss and Estimated return are intended to represent the estimated average effective yield, loss and return, respectively, on a basket of loans with the same characteristics as this listing. All estimates are based on the historical performance of Prosper loans for borrowers with similar characteristics. The calculations of Effective yield, Estimated loss and Estimated return require significant assumptions about the repayment of loans, and lenders should make their own judgments with respect to the accuracy of these assumptions. Actual performance may differ from estimated performance.
Borrower's Credit Profile
Prosper score (1-10):	5	First credit line:	Oct-1988	Debt/Income ratio:	24%
Credit score:	640-659 (Aug-2013)	Inquiries last 6m:	1	Employment status:	Employed
Now delinquent:	0	Current / open credit lines:	9 / 8	Length of status:	1y 7m
Amount delinquent:	$0	Total credit lines:	30	Occupation:	Professional
Public records last 12m / 10y:	0/ 0	Revolving credit balance:	$37,214	Stated income:	$75,000-$99,999
Delinquencies in last 7y:	0	Bankcard utilization:	97%
		Homeownership:	No
Screen name:	detective070	Borrower's state:	Connecticut	Borrower's group:	N/A
Credit and homeownership information was obtained from borrower's credit report and displayed without having been verified. Employment and income was provided by borrower and displayed without having been verified.
Description
Debt consolidation
Purpose of loan:
This loan will be used to...

My financial situation:
I am a good candidate for this loan because...

Monthly net income: $4500
Monthly expenses: $3619
Housing: $1000
Insurance: $192
Car expenses: $327
Utilities: $250
Phone, cable, internet: $150
Food, entertainment: $600
Clothing, household expenses: $100
Credit cards and other loans: $800
Other expenses: $
Information in the Description is not verified.